As filed with the Securities and Exchange Commission on October 15, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY REGISTRANTS LISTED ON FOLLOWING PAGE
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Burke F. Norton, Esq.
Executive Vice President, General Counsel and Secretary
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum, Esq.
Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee(2)
Debt Securities	(1)	(1)	(1)	(1)
Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)
Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Guarantees of Debt Securities				(2)

(1)	Because an unspecified amount of securities registered hereby will be offered pursuant to an automatic shelf registration statement, the registrants have elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

(2)	We are also registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is due for the guarantees.

TABLE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant as Specified	State or Other Jurisdiction of	I.R.S. Employer
in its Charter*	Incorporation or Organization	Identification No.

Expedia, Inc. (a Washington corporation)	Washington	91-1996083
Travelscape, LLC	Nevada	88-0392667
Hotels.com	Delaware	75-2817683
Hotwire, Inc.	Delaware	74-2938016
TripAdvisor Business Trust	Massachusetts	01-0852361
TripAdvisor LLC	Delaware	04-3503532
Interactive Affiliate Network, L.L.C.	Delaware	42-1612328
Hotels.com, L.P.	Texas	75-2942061
Hotels.com GP, LLC	Texas	75-2942059
HRN 99 Holdings, LLC	New York	13-4179783
IAN.com, L.P.	Delaware	42-1612329
Owl Holding Company, Inc.	Delaware	68-0584424
Classic Vacations, LLC	Nevada	04-3612673
Expedia Partner Services, Inc.	Delaware	75-2872045
TravelNow.com Inc.	Delaware	59-3391244

*	All subsidiary registrants have the following principal executive office:

c/o Expedia, Inc.
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Warrants

We may offer from time to time debt securities, guarantees of debt securities, preferred stock, common stock or warrants. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. Certain of our subsidiaries may provide guarantees for debt securities that we may offer. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Expedia, Inc. common stock is traded on the Nasdaq Global Select Market under the symbol “EXPE.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

The date of this prospectus is October 15, 2007.

Page

ABOUT THIS PROSPECTUS	i
INFORMATION INCORPORATED BY REFERENCE	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
FORWARD-LOOKING STATEMENTS	ii
SUMMARY	1
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3
USE OF PROCEEDS	3
DESCRIPTION OF THE SECURITIES	3
LEGAL MATTERS	3
EXPERTS	3
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 25.1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until our offering is complete (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2006 (including information specifically incorporated by reference into the Annual Report on Form 10-K from Expedia’s definitive proxy statement filed on April 30, 2007);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

•	Current Reports on Form 8-K filed January 25, 2007, June 19, 2007, June 27, 2007, August 6, 2007, August 7, 2007, August 8, 2007, August 15, 2007, August 31, 2007 and September 7, 2007.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Expedia, Inc.
3150 139th Avenue SE
Bellevue, WA 98005
Attn: Investor Relations Department
(425) 679-7200

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our corporate website at http://www.expediainc.com; however, unless explicitly incorporated by reference, neither that information nor any information contained on any of our websites, is a part of this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference and other written reports and oral statements made from time to time by us may contain “forward-looking statements” regarding future events and our future results that are subject to the safe harbors created under the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements

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for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

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SUMMARY

The Company

Expedia, Inc. is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. We have created a global travel marketplace used by a broad range of leisure and corporate travelers and offline retail travel agents. We make available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel products and services.

Our portfolio of brands, which are described below, includes: Expedia.com, Hotels.com, Hotwire.com, our private label programs (Worldwide Travel Exchange (“WWTE”) and Interactive Affiliate Network (“IAN”)), Classic Vacations, Expedia Local Expert, Expedia Corporate Travel, eLong, and TripAdvisor. In addition, many of these brands have related international points of sale.

Portfolio of brands

We leverage our portfolio of brands to target the broadest range of travelers looking for travel options. Our brands provide a wide selection of travel products and services, from simple, discounted travel to more complex, luxury travel. Our products primarily consist of air, hotel, car rental, destination services and cruise.

Expedia.  Our Expedia-branded websites provide a large variety of travel products and services directly to travelers through our U.S.-based website, www.expedia.com, as well as through localized versions of our website in Australia, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Norway, Spain, Sweden and the United Kingdom. Expedia-branded websites also serve as the travel channel on MSN.com, Microsoft Corporation’s online services network in the United States, as well as certain international MSN sites. Expedia-branded websites target many different types of consumers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. Travelers can search for, compare information about (including pricing and availability) and book travel products and services on Expedia-branded websites, including airline tickets, lodging, car rentals, cruises and many destination services, such as attractions and tours, from a large number of suppliers, on a stand-alone or package basis.

Hotels.com.  Our Hotels.com website provides a large variety of lodging options to travelers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals. Hotels.com seeks to provide travelers with premium content and service through our U.S.-based website, www.hotels.com, as well as localized versions in the Americas, Europe, Asia Pacific and South Africa. Through Hotels.com, we are pursuing a strategy focused on differentiating our service offerings by positioning ourselves as a hotel expert with premium content about lodging properties, while simultaneously broadening our focus to include other travel products and services.

Hotwire.com.  Our discount travel website, Hotwire.com, provides airline tickets, hotel rooms, rental cars, cruises and vacation packages for price-sensitive travelers. Hotwire.com’s approach matches travelers willing to be flexible to save money with suppliers who have excess seats, rooms and cars they wish to fill without affecting the public’s perception of their brands. Hotwire.com travelers may enjoy significant discounts by electing to book travel services “opaquely” or “semi-opaquely.” Hotwire.com works with many domestic and international airlines, including major U.S. full-service airlines, top hotels in hundreds of cities and resort destinations in the United States, Europe, Canada, Mexico and the Caribbean and major car rental companies in the U.S.

WWTE and IAN.  Our private label programs provide travel products and services to travelers through third-party, company-branded websites. The products and services made available through our websites, www.wwte.com and www.ian.com, are substantially similar to those made available on Expedia-branded and Hotels.com-branded websites, respectively. We generally compensate participants in the WWTE and IAN private label programs on a revenue-share basis.

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Classic Vacations.  We offer individually tailored vacations that we provide primarily through a national network of third-party retail travel agents. We deliver a full line of premium vacation packages — air, hotels, car rentals, activities and private transportation — to create customized luxury vacations in Hawaii, the Caribbean, Mexico, Europe and the South Pacific. Travel agents and travelers can preview our product offering through our websites, www.classicforagents.com and www.classicvacations.com.

Expedia Corporate Travel (“ECT”).  Our full-service corporate travel management company provides travel products and services to corporate travelers in the United States, Canada and Europe. ECT provides, among other things, centralized booking tools for employees of our corporate travel clients, support of negotiated airfares and consolidated reporting aimed at small- and mid-sized businesses. Corporate clients pay ECT account management fees, as well as transactional fees for making or changing bookings. In addition, ECT provides on-site agents to some corporate clients in order to fully support their accounts.

Expedia Local Expert.  Travelers can purchase tours, attractions, airport transfer services and other travel-related services through our network of in-destination travel desks located at hotels and resorts in Florida, Hawaii, Mexico, Las Vegas, San Diego and San Francisco. Our network expanded through our acquisitions of Activity World and Activity Hut, destination service providers in Hawaii in 2004 and 2006, and our 2005 acquisition of Premier Getaways, a destination service provider in Florida.

TripAdvisor.  Our comprehensive online travel search engine and directory aggregates unbiased articles, guidebook reviews and user opinions on cities, hotels and activities in a variety of destinations from a number of online sources through our websites, www.tripadvisor.com and www.tripadvisor.co.uk. In addition to travel-related information, TripAdvisor’s destination-specific search results provide links to the websites of TripAdvisor’s travel partners (travel service providers and marketers) through which travelers can make related travel arrangements.

eLong.  Our majority-owned online travel service company, based in Beijing, the People’s Republic of China, specializes in travel products and services in China. eLong uses web-based distribution technologies and a 24-hour nationwide call center to provide consumers with consolidated travel information and the ability to access hotel reservations at discounted rates at over 3,500 hotels in major cities across China. eLong also offers air ticketing and other travel related services, such as rental cars and vacation packages. Travelers can access travel products and services through the websites, www.elong.com and www.elong.net.

Expedia, Inc. is a Delaware corporation. The mailing address of our principal executive offices is 3150 139th Avenue SE, Bellevue, WA 98005, and our telephone number at that location is (425) 679-7200.

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CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For further information, please see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Six Months Ended
	June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	9.31x	15.16x	39.42x	35.26x	51.35x	58.11x

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities (together with any guarantees of such debt securities, if applicable);

•	shares of preferred stock;

•	shares of common stock; and

•	warrants exercisable for debt securities, common stock or preferred stock.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock, common stock and warrants, as well as any guarantees by our subsidiaries with respect to our debt securities, that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to any such offer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The (a) consolidated financial statements of Expedia, Inc. at December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 appearing in Expedia, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 and Expedia, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, (b) consolidated financial statements of Expedia, Inc. at December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 appearing in Expedia, Inc.’s Current Report (Form 8-K) filed on January 25, 2007, (c) combined financial statements of Expedia, Inc. at December 31, 2004 and for the year then ended appearing in Expedia, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, and (d) combined financial statements of Expedia, Inc. at December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004 appearing in Expedia, Inc.’s Current Report (Form 8-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

Amount
to be Paid

SEC registration fee	$	*
Legal fees and expenses		+
Accounting fees and expenses		+
Rating agency fees		+
Printing fees		+
Transfer agent fees		+
Trustee fees and expenses		+
Miscellaneous		+

Total	$	+

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

+	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers

Expedia, Inc.

Expedia’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Expedia’s bylaws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. Expedia’s bylaws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia’s bylaws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by Expedia. From time to time, Expedia’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Expedia is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Subsidiary Registrants

Delaware Corporation Subsidiaries — Hotels.com; Hotwire, Inc.; Owl Holding Company, Inc.; Expedia Partner Services, Inc.; TravelNow.com Inc.

For a description of Delaware law see above under the heading “Expedia, Inc.” Hotels.com’s certificate of incorporation requires indemnification of officers, directors, employees and agents to the full extent permitted by the DGCL and permits the corporation to maintain insurance on behalf of its directors, officers, employees, and agents. Hotwire, Inc.’s amended and restated certificate of incorporation provides for indemnification to the fullest extent authorized by Delaware law for officers, directors, employees, and agents of the corporation. Owl Holding Company, Inc.’s certificate of incorporation requires indemnification of officers, directors, employees and agents to the full extent permitted by the DGCL, except that the corporation shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors. Owl Holding Company, Inc. is permitted to maintain insurance on behalf of its directors, officers, employees, and agents. Expedia Partner Services, Inc.’s certificate of incorporation and TravelNow.com Inc.’s amended and restated certificate of incorporation require indemnification to the fullest extent authorized by Delaware law for officers and directors, except the corporations shall indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors. Expedia Partner Services, Inc.’s certificate and Travelnow.com Inc.’s certificate permit the companies to the extent authorized by the board of directors to grant indemnification to employees and agents and permit the companies to maintain insurance on behalf of directors, officers, employees, and agents.

Delaware Limited Liability Company Subsidiaries — TripAdvisor LLC; Interactive Affiliate Network, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. TripAdvisor LLC’s limited liability company agreement requires the company to indemnify past and present members, officers, directors, shareholders, partners, employees, consultants, representatives, advisors, and agents of the company to the full extent permitted by Delaware law, except such person who initiates proceedings will only be indemnified if the proceeding was authorized by the member. Interactive Affiliate Network, L.L.C.’s limited liability company agreement contains no indemnification provision.

Delaware Limited Partnership Subsidiary — IAN.com, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. IAN.com, L.P.’s agreement of limited partnership requires indemnification of partners, officers, employees, and other representatives of the partnership to the full extent permitted by Delaware law.

Texas Limited Partnership Subsidiary — Hotels.com, L.P.

Article 11 of the Texas Revised Limited Partnership Act (“TRLPA”) provides for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner, limited partner, employee or agent of the limited partnership. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership against any liability incurred regardless of whether the person could be indemnified under the TLRPA. Hotels.com, L.P.’s agreement of limited partnership requires the partnership to indemnify each general partner, its affiliates, and their respective officers, directors, partners, employees, and agents to the fullest extent permitted by law but excluding any such items incurred as a result of the general partner being held liable for failing to perform his duties in good faith, in the best interests of the partnership, and devoting time and effort as reasonably necessary to manage the partnership prudently.

Texas Limited Liability Company Subsidiary — Hotels.com GP, LLC

The Texas Business Corporation Act permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person conducted himself in good faith, reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interests. Indemnification in criminal proceedings is only available if the person had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, or in which the person is found liable to the corporation. Hotels.com GP, LLC’s articles of organization grant the company the power to indemnify persons for whom indemnification is permitted under the Texas Business Corporation Act to the fullest extent permissible thereunder. The company is also permitted to maintain insurance on behalf of directors, officers, employees, and agents of the company.

New York Limited Liability Company Subsidiary — HRN 99 Holdings, LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided however, that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes 1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or 2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement requires indemnification to the full extent permitted by law for a Manager or member for any loss, damage or claim incurred by the Manager or member by reason of any act or omissions performed in good faith on behalf of the company and within the Manager or member’s reasonable scope of authority, except that no Manager or member will be indemnified in respect of any loss, damage or claim incurred by reason of willful misconduct with respect to such act or omission.

Nevada Limited Liability Company Subsidiary — Classic Vacations, LLC; Travelscape, LLC

Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company. Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company. Classic Vacations, LLC’s operating agreement and Travelscape, LLC’s operating agreement require indemnification to the fullest extent of the law of the member, any person designated by the member as a covered person or any person who at the time of the act or omission was a person designated by a member as a covered person.

Washington Corporation Subsidiary — Expedia, Inc.

The Washington Business Corporation Act (RCW 23B.08510) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where: 1) the individual acted in good faith, 2) the individual reasonably believed in the case of conduct in the individual’s official capacity that the conduct was in its best interests, and in all other cases that the individual’s conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation, in connection with a proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that the personal benefit was improperly received. Indemnification in all instances is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation.

Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia) amended and restated articles of incorporation require the indemnification of the corporation’s directors and officers to the full extent permitted by the WBCA, but shall not apply to (1) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of the law; (2) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation is permitted to purchase insurance on behalf of its directors, officers, employees, or agents.

Massachusetts Business Trust Subsidiary — TripAdvisor Business Trust

Tripadvisor Business Trust’s agreement and declaration of trust requires indemnification of every person who is or has been a trustee, officer or employee of the Trust in connection with claims or proceedings in which he became involved by virtue of his having been a trustee, officer, or employee of the Trust, except when such person is adjudged to have engaged in willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office. The Trust is permitted to purchase insurance on behalf of the persons protected under its indemnification policy.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertake that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

EXPEDIA, INC.

By:	/s/ Burke F. Norton
Name:     Burke F. Norton

Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

/s/ Patricia L. Zuccotti (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	October 15, 2007

/s/ Barry Diller (Barry Diller)	Director (Chairman of the Board)	October 15, 2007

/s/ Victor A. Kaufman (Victor A. Kaufman)	Director (Vice Chairman)	October 15, 2007

/s/ A. George Battle (A. George Battle)	Director	October 15, 2007

/s/ Simon J. Breakwell (Simon J. Breakwell)	Director	October 12, 2007

Signature	Title	Date

/s/ Jonathan L. Dolgen (Jonathan L. Dolgen)	Director	October 10, 2007

/s/ William R. Fitzgerald (William R. Fitzgerald)	Director	October 15, 2007

/s/ Peter M. Kern (Peter M. Kern)	Director	October 11, 2007

/s/ John C. Malone (John C. Malone)	Director	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

EXPEDIA PARTNER SERVICES, INC.
HOTELS.COM
OWL HOLDING COMPANY, INC.
HOTWIRE, INC.
TRAVELNOW.COM INC.

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Director (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Director	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

EXPEDIA, INC. (a Washington Corporation)

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

/s/ Patricia L. Zuccotti (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	October 15, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Director	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

CLASSIC VACATIONS, LLC

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

HOTELS.COM GP, LLC

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Manager (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Manager	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

HOTELS.COM, L.P.
IAN.COM, L.P.

By:	HOTELS.COM GP, LLC,
its general partner

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Manager of Hotels.com GP, LLC (the general partner) (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer of Hotels.com GP, LLC (the general partner) (Principal Financial Officer)	October 15, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Manager of Hotels.com GP, LLC (the general partner)	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

HRN 99 HOLDINGS, LLC

By:	/s/ Burke F. Norton
Name:     Burke F. Norton

Title:	Manager

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Burke F. Norton (Burke F. Norton)	Manager (Principal Executive Officer)	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

INTERACTIVE AFFILIATE
NETWORK, L.L.C.
TRAVELSCAPE, LLC

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

TRIPADVISOR BUSINESS TRUST

By:	/s/ Stephen Kaufer
Name:     Stephen Kaufer

Title:	Trustee, President and Chief
Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen Kaufer (Stephen Kaufer)	President and Chief Executive Officer, Trustee (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 15, 2007.

TRIPADVISOR, LLC

By:	/s/ Michael B. Adler
Name:     Michael B. Adler

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen Kaufer (Stephen Kaufer)	President and Chief Executive Officer (Principal Executive Officer)	October 15, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	October 15, 2007

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of Expedia, Inc.(1)
4.2	Amended and Restated Bylaws of Expedia, Inc.(1)
4.3	Form of Indenture.†
4.4	Form of Certificate of Designation and Form of Specimen Certificate of
Preferred Stock Certificate.*
4.5	Form of Warrant Agreement, including the Form of Warrant Certificate.*
4.6	Specimen Expedia, Inc. Common Stock Certificate.(2)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.†
12.1	Computation of Ratio of Earnings to Fixed Charges.†
23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm.†
23.3	Consent of Independent Registered Public Accounting Firm.†
24.1	Powers of Attorney (included on signature pages attached hereto)
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture.†

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

†	Filed herewith.

(1)	Incorporated by reference to Expedia, Inc.’s Current Report on Form 8-K, filed on August 15, 2005.

(2)	Incorporated by reference to Expedia, Inc.’s Registration Statement on Form S-4/A (File No. 333-124303-01), filed on June 13, 2005.